                                                    Form of Amended and Restated
                                                    Certificate of Incorporation

                                                               EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            BOSTON PROPERTIES, INC.

     Boston Properties, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Boston Properties, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 24, 1997 (the "Original Certificate of Incorporation").

     2. This Amended and Restated Certificate of Incorporation (the "Certificate"), which amends, restates and integrates the provisions of the Original Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 24, 1997, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the "DGCL"), and was duly adopted by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

     3. The text of the Original Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                   ARTICLE I

                                     NAME

     The name of the corporation is Boston Properties, Inc.

                                  ARTICLE II

                               REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
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                                  ARTICLE III

                                   PURPOSES

     The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                  ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 450,000,000 shares, of which
(a) 250,000,000 shares shall be common stock, par value $.01 per share (the "Common Stock"), (b) 150,000,000 shares shall be excess stock, par value $.01 per share (the "Excess Stock"), and (c) 50,000,000 shares shall be preferred stock, par value $.01 per share (the "Preferred Stock"). As set forth in this
Article IV, the Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designations thereof to the extent permitted by law. The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

     A. COMMON STOCK. Subject to all of the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock):

          1. The holders of shares of Common Stock shall be entitled to vote for the election of directors and on all other matters requiring stockholder action, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder.

          2. Holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared and paid or set apart for payment upon the Common Stock and, if any Excess Stock is then outstanding, the Excess Stock out of any assets or funds of the Corporation legally available therefor, but only when and as declared by the Board of Directors or any authorized committee thereof from time to time, and shall share ratably with the holders of Excess Stock in any such dividend or distribution.

          3. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation available for distribution to the holders of Common Stock, and, if any Excess Stock is then outstanding, Excess Stock shall be distributed

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pro rata to such holders in proportion to the number of shares of Common Stock and Excess Stock held by each.

     B.   PREFERRED STOCK.

          1. Subject to any limitations prescribed by law, the Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors under this Section (B)(1) of Article IV shall require the affirmative vote of a majority of the directors then in office (or, if a committee shall be acting on behalf of the Board of Directors, a majority of the members of such committee then in office, which committee was established by the affirmative vote of a majority of the directors then in office). The Board of Directors shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

               (a) The annual or other periodic dividend rate or amount of dividends to be paid on the shares of such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, if applicable, and the extent of participation and other rights, if any;

               (b) Whether the shares of such series shall be redeemable and, if so, the redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

               (c) The distinctive serial designation and maximum number of shares of such series issuable;

               (d) The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

               (e) The amount payable upon shares of such series and the preferences applicable thereto in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (f) The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation or into any other securities, or to exchange such shares for other securities, and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made and any other terms and conditions of any such conversion or exchange;

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               (g)  The price or other consideration for which the shares of such series shall be issued;

               (h) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

               (i) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors may deem advisable and as are not prohibited by law.

     All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In the event that dividends on all shares of Preferred Stock for any regular dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     C.   RESTRICTIONS ON OWNERSHIP AND TRANSFER OF EQUITY STOCK.

          1. DEFINITIONS. For purposes of this Article IV, the following terms shall have the meanings set forth below:

               "BENEFICIAL OWNERSHIP," when used with respect to ownership of shares of Equity Stock by any Person, shall mean all shares of Equity Stock which are (i) directly owned by such Person, (ii) indirectly owned by such Person (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, PROVIDED THAT (x) in determining the number of shares Beneficially Owned by a Person or group, no share shall be counted more than once although applicable to two or more of clauses (i), (ii) and (iii) of this definition or (in the case of a group) although Beneficially Owned by more than one Person in such group, (y) when applying this definition of Beneficial Ownership to a Related Party, clause (iii) of this definition and clause (b) of the definition of "Person" shall be disregarded and (z) for purposes of applying clause (iii) of this definition, the Beneficial Ownership of shares of Common Stock of the Company owned by a "group" as that term is used for purposes of
Section 13(d)(3) of the Exchange Act shall in no event include any such shares Beneficially Owned by L-Related Parties or Z-Related Parties who are members of such "group." (Whenever a Person Beneficially Owns shares of Equity Stock that are not outstanding pursuant to clause (iii) of the preceding

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sentence (e.g., shares issuable upon the exercise of an option or convertible security) ("Option Shares"), then, whenever this Certificate requires a determination of the percentage of outstanding shares of a class of Equity Stock owned by that Person, the Option Shares deemed owned by that Person shall also be deemed to be outstanding.)

               "BENEFICIARY" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
(vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               "CONSTRUCTIVE OWNERSHIP" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER," "CONSTRUCTIVELY OWNS" and "CONSTRUCTIVELY OWNED" shall have correlative meanings.

               "EQUITY STOCK" shall mean a particular class (other than Excess Stock) or series of capital stock of the Corporation. The use of the term "Equity Stock" or any term defined by reference to the term "Equity Stock" shall refer to the particular class or series of capital stock which is appropriate under the context.

               "INITIAL PUBLIC OFFERING" shall mean the initial sale of shares of Common Stock to the public pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

               "L-RELATED PARTY" shall mean each of Edward H. Linde, his heirs, legatees and devisees, and any other Person who Beneficially Owns shares of Equity Stock which shares are also deemed to be Beneficially Owned by Edward H. Linde or his heirs, legatees or devisees.

               "LOOK-THROUGH ENTITY" shall mean a Person that is either (i) a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code as modified by Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

               "LOOK-THROUGH OWNERSHIP LIMIT" shall mean, with respect to a class or series of Equity Stock, 15% of the number of outstanding shares of such Equity Stock.

               "MARKET PRICE" of Equity Stock on any date shall mean the average of the Closing Price for shares of such Equity Stock for the five consecutive Trading Days ending on such date. The "CLOSING PRICE" on any date shall mean the last sale price, regular way,

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or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock.

               "NON-TRANSFER EVENT" shall mean an event other than a purported Transfer that would cause (a) any Person (other than a Related Party or a Look-Through Entity) to Beneficially Own shares of Equity Stock in excess of the Ownership Limit, (b) any L-Related Party or Z-Related Party to Beneficially Own shares of Equity Stock which, when aggregated with all shares of Equity Stock Beneficially Owned by all other L-Related Parties or Z-Related Parties, respectively, are in excess of the Related Party Limit, or (c) any Look-Through Entity to Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit. Non-Transfer Events include but are not limited to (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock or for interests in any Person that results in changes in Beneficial Ownership of shares of Equity Stock.

               "OPERATING PARTNERSHIP" shall mean Boston Properties Limited Partnership, a Delaware limited partnership.

               "OWNERSHIP LIMIT" shall mean, with respect to a class or series of Equity Stock, 6.6% of the number of outstanding shares of such Equity Stock.

               "PERMITTED TRANSFEREE" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
Article IV.

               "PERSON" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is used for purposes of
Section 13(d)(3) of the Exchange Act; but shall not include an underwriter that participates in a public offering of Equity Stock for a period of 90 days following purchase by such underwriter of such Equity Stock.

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               "PROHIBITED OWNER" shall mean, with respect to any purported
Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

               "RELATED PARTY" shall mean any L-Related Party or any Z-Related Party.

               "RELATED PARTY LIMIT" shall mean, with respect to a class or series of Equity Stock, 15% of the number of outstanding shares of such Equity Stock applied (i) in the aggregate, to all Persons who are Z-Related Parties and
(ii) in the aggregate, to all Persons who are L-Related Parties.

               "RESTRICTION TERMINATION DATE" shall mean the first day on which the Board of Directors, in accordance with Article VI hereof, determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust (a "REIT").

               "TRADING DAY" shall mean a day on which the principal national securities exchange on which any of the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if none of the shares of Equity Stock are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "TRANSFER" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

               "TRUST" shall mean any separate trust created and administered in accordance with the terms of Section (D) of this Article IV, for the exclusive benefit of any Beneficiary.

               "TRUSTEE" shall mean any Person or entity, unaffiliated with both the Corporation and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

               "Z-RELATED PARTY" shall mean each of Mortimer B. Zuckerman, his heirs, legatees and devisees, and any other Person who Beneficially Owns shares of Equity Stock which shares are also deemed to be Beneficially Owned by Mortimer B. Zuckerman or his heirs, legatees or devisees.

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          2.   RESTRICTION ON OWNERSHIP AND TRANSFER.

               (a) (I) Except as provided in Section (C)(4) of this Article IV, from and after the date of the Initial Public Offering and until the Restriction Termination Date, (i) no Person (other than a Related Party or a Look-Through Entity) shall Beneficially Own shares of Equity Stock in excess of the Ownership Limit, the L-Related Parties in the aggregate and the Z-Related Parties in the aggregate shall not Beneficially Own shares of Equity Stock in excess of the Related Party Limit, and no Look-Through Entity shall Beneficially Own shares of Equity Stock in excess of the Look-Through Ownership Limit.

               (II) Except as provided in Section (C)(4) of this Article IV, from and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Person (other than a Related Party or Look-Through Entity) Beneficially Owning shares of Equity Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (III) Except as provided in Section (C)(4) of this Article IV, from and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such Look-Through Ownership Entity in excess of the Look-Through Ownership Limit, and the intended transferee Look-Through Entity shall acquire no rights in such shares of Equity Stock.

               (IV) Except as provided in Section (C)(4) of this Article IV, from and after the date of the Initial Public Offering and until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in any L-Related Party or Z-Related Party Beneficially Owning shares of Equity Stock which, when aggregated with all shares of Equity Stock Beneficially Owned by all other L-Related Parties or Z-Related Parties, respectively, would cause the L-Related Parties or the Z-Related Parties, respectively, to exceed the Related Party Limit shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned by such L-Related Party or Z-Related Party in violation of the Related Party Limit,

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and the intended transferee Related Party shall acquire no rights in such shares of Equity Stock.

               (b) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (c) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void AB INITIO as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

               (d) Until the Restriction Termination Date, any purported Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system) that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void AB INITIO and the intended transferee shall acquire no rights in such shares of Equity Stock.

          3. OWNERS REQUIRED TO PROVIDE INFORMATION. Until the Restriction Termination Date:

               (a) Every Beneficial Owner of more than 5%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation as of any dividend record date on the Company's Equity Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner as of each such dividend record date, and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the

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Corporation may request in order to determine the effect, if any, of such
Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

               (b) Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          4. EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the application of the Ownership Limit, the Look-Through Ownership Limit or the Related Party Limit to a Person subject, as the case may be, to any such limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will now and in the future (i) not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) not cause the Corporation to Constructively Own 10% or more of the ownership interests of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and to violate the 95% gross income test of Section 856(c)(2) of the Code, and (iii) not result in the shares of Equity Stock of the Corporation being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code and (B) such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into shares of Excess Stock pursuant to Section
(D)(1) of this Article IV.

          5. NEW YORK STOCK EXCHANGE TRANSACTIONS. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq Stock Market, Inc. or any other automated quotation system. In no event shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Stock into Excess Stock as contemplated herein.

     D.   EXCESS STOCK.

          1.   CONVERSION INTO EXCESS STOCK.

               (a)  If, notwithstanding the other provisions contained in this
Article IV, from and after the date of the Initial Public Offering and prior to the Restriction

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Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than a Related Party or Look-Through Entity) would Beneficially Own shares of Equity Stock in excess of the Ownership Limit, or such that any Person that is an L-Related Party would Beneficially Own shares of Equity Stock which when aggregated together with all shares of Equity Stock Beneficially Owned by all other L-Related Parties would cause the L-Related Parties to exceed the Related Party Limit, or such that any Person that is a Z-Related Party would Beneficially Own shares of Equity Stock which when aggregated together with all shares of Equity Stock Beneficially Owned by all other Z-Related Parties would cause the Z-Related Parties to exceed the Related Party Limit, or such that any Person that is a Look-Through Entity would Beneficially Own shares of Equity Stock in excess of the Look-Through Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner (alone or together with other Related Parties, if applicable) to Beneficially Own shares of Equity Stock in excess of the Ownership Limit, the Related Party Limit, or the Look-Through Limit, as the case may be, (ii) such number of shares of Equity Stock in excess of the Ownership Limit, the Related Party Limit or the Look-Through Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and
(iii) the Prohibited Owner shall submit the certificates representing such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

               (b)  If, notwithstanding the other provisions contained in this
Article IV, prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code or (iii) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (B) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of

Section 856(d)(2)(B) of the Code or (c) result in the shares of Equity Stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section
(D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates representing the shares of Equity Stock so converted may be submitted to the Corporation at a later date.

               (c) Upon the occurrence of such a conversion of shares of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

          2. REMEDIES FOR BREACH. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition, but the failure to take any such action shall not affect the automatic conversion of shares of Equity Stock into Excess Stock and their transfer to a Trust in accordance with Section (D)(1).

          3. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

          4. OWNERSHIP IN TRUST. Upon any purported Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, (i) the Corporation shall create, or cause to be created, a Trust, and shall designate a Trustee and name a Beneficiary thereof and (ii) such Excess Stock shall be automatically transferred to such Trust to be held for the exclusive benefit of the Beneficiary. Any conversion of shares of

Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

          5. DIVIDEND RIGHTS. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors with respect to shares of Common Stock. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

          6. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Stock, that portion of the assets of the Corporation that is available for distribution to the holders of Common Stock and Excess Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; PROVIDED, HOWEVER, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock, and, in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock. Any remaining amount in such Trust shall be distributed to the Beneficiary.

          7. VOTING RIGHTS. Each share of Excess Stock shall entitle the holder to no voting rights other than those voting rights which accompany a class of capital stock under Delaware law. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that such shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such shares of Excess Stock.

          8.   DESIGNATION OF PERMITTED TRANSFEREE.

               (a) As soon as practicable after the Trustee acquires Excess Stock, but in an orderly fashion so as not to materially adversely affect the trading price of Common Stock, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any shares of Excess Stock held by the Trustee; PROVIDED, HOWEVER, that (i) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock and (ii) any Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV. The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all shares of Excess Stock. Prior to any transfer by the Trustee of shares of Excess Stock to a Permitted Transferee, the Trustee shall give not less than five Trading Days prior written notice to the Corporation of such intended transfer and the Corporation must have waived in writing its purchase rights under Section (D)(10) of this Article IV.

               (b) Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee shares of Excess Stock acquired by the Trustee pursuant to Section (D)(4) of this Article IV. Upon such transfer of shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to such shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section
(D)(9) of this Article IV.

               (c) If the Transfer of shares of Excess Stock to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section (C)(2) of this Article IV, such Transfer shall be void AB INITIO as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this
Article IV shall apply to such shares, including, without limitation, the provisions of Sections (D)(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

          9. COMPENSATION TO RECORD HOLDER OF SHARES OF EQUITY STOCK THAT ARE CONVERTED INTO SHARES OF EXCESS STOCK. Any Prohibited Owner shall be entitled (following acquisition of the shares of Excess Stock and subsequent designation of and sale of Excess Stock to a Permitted Transferee in accordance with Section
(D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and (y) the number of shares of Equity Stock which were so converted into Excess Stock and (b) in the case of a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the product of (x) the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer and (y) the number of shares of Equity Stock which were so converted into Excess Stock or (ii) the proceeds received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with Section (D)(8) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section
(D)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (D) of this Article IV by such Trustee.

          10. PURCHASE RIGHT IN EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares of

Excess Stock (or, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares (E.G., if the shares were received through a gift or devise), the Market Price on the date of such Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for the shares) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date the Board of Directors first determined that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (D)(3) of this Article IV.

     E. PREEMPTIVE RIGHTS. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

     F.   REMEDIES NOT LIMITED.  Except as set forth in Section (C)(5) of this
Article IV, nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the Look-Through Ownership Limit and the Related Party Limit.

     G. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

     H. LEGEND. Each certificate for shares of Equity Stock shall bear the following legend:

          "The shares of Boston Properties, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's Certificate of Incorporation which prohibit in general
          (a) any Person (other than a Related Party or a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any L-Related Party from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity Stock Beneficially Owned by all other L-Related Parties, are in excess of the Related Party Limit, (c) any Z-Related Party from Beneficially Owning shares of Equity Stock which, when aggregated with the shares of Equity

          Stock Beneficially Owned by all other Z-Related Parties, are in excess of the Related Party Limit, (d) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (e) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with (i) the requirements of the Code pertaining to real estate investment trusts or (ii) the Certificate of Incorporation of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Certificate of Incorporation.

          The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Certificate of Incorporation and By-laws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof."

     I. SEVERABILITY. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                   ARTICLE V

                              STOCKHOLDER ACTION

     Any action required or permitted to be taken by stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                  ARTICLE VI

                                   DIRECTORS

     A. GENERAL POWERS; ACTION BY COMMITTEE. (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and, except as otherwise expressly provided by law, the By-laws or this Certificate, all of the powers of the Corporation shall be vested in such Board. Any action which the

Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (i) to the extent limited by Delaware law, this Certificate or the By-laws and (ii) for any action which requires the affirmative vote or approval of a majority or a supermajority of the Directors then in office (unless, in such case, this Certificate or the By-laws specifically provides that a duly authorized Committee can take such action on behalf of the Board of Directors). A majority of the Board of Directors shall constitute a quorum and, except as provided in paragraph (b) of this Section (A), the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     (b) Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the affirmative vote of more than 75% of the directors then in office (the "REQUIRED DIRECTORS") shall be required to approve the actions set forth in clauses (i) through (viii) below and any such action shall not be effective unless approved by the vote of the Required Directors:

          (i) a Change of Control (as hereinafter defined) of the Corporation or the Operating Partnership;

          (ii) any amendment to the limited partnership agreement of the Operating Partnership;

          (iii) any waiver or modification of the Ownership Limit, the Related Party Limit or the Look-Through Ownership Limit;

          (iv) any merger, consolidation or sale of all or substantially all of the assets of the Corporation or the Operating Partnership;

          (v) the issuance of any Equity Securities of the Corporation or any securities convertible into or exchangeable or exercisable for any Equity Securities of the Corporation, PROVIDED THAT the affirmative vote of the Required Directors shall not be required with respect to the issuance of Equity Securities (a) pursuant to any stock incentive plan or employee bonus or compensation arrangement, (b) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms, (c) in exchange for Units presented to the Operating Partnership for redemption pursuant to the Operating Partnership Agreement or (d) to a Look-Through Entity that would not violate the Look-Through Ownership Limit following such issuance;

          (vi) for the Corporation to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership), or to conduct business other than through the Operating Partnership, or for the Corporation or the Operating Partnership to engage in any business other than the ownership, construction, development, management and operation of commercial real estate properties;

          (vii) for the Corporation or the Operating Partnership to make a general assignment for the benefit of creditors or to institute any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of the Corporation or the Operating Partnership or to consent to the taking of any such action against the Corporation or the Operating Partnership;

          (viii) to terminate the Corporation's status as a real estate investment trust for federal income tax purposes; and

          (ix) to recommend to the stockholders that this Certificate or a provision of this Certificate be amended or repealed.

     (c) Except as defined below, capitalized terms in this Section (A) have the meanings specified in Section (C)(1) of Article IV. For purposes of this Section (A):

          (i) "CHANGE OF CONTROL" of (A) the Corporation shall mean any transaction or series of related transactions (whether by purchase of existing shares of Common Stock or Units, merger, consolidation or otherwise, but not including the issuance of newly issued shares of Common Stock by the Corporation or of Units by the Operating Partnership following a capital contribution by the Corporation in response to such issuance by the Corporation), to which the Corporation is a party or the Corporation's consent or approval is required, the result of which is that either (1) any Person or Group other than the Related Parties becomes the Beneficial Owner, directly or indirectly, of 25% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving entity) (including in such calculation the shares of capital stock such Person or Group would receive if any Units owned by such Person or Group were presented for redemption and acquired by the Corporation for shares of capital stock) or (2) the Beneficial Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction or series of related transactions beneficially own less than 75% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving entity) immediately after such transaction or transactions (including in such calculation the shares of capital stock such Beneficial Owners would receive if any Units owned by such Beneficial Owners were presented for redemption and acquired by the Company for shares of capital stock); or (B) the Operating Partnership shall mean (i) any sale, transfer or other conveyance (whether by merger or consolidation of the Corporation or otherwise) by the Corporation of the general partnership interest in the Operating Partnership, except such transfers permitted under Section _____ of the Operating Partnership Agreement, (ii) any transaction or series of related transactions (whether by purchase of existing Units, issuance of Units (other than as a result of a capital contribution by the Corporation following an issuance of shares of Equity Stock), merger, consolidation or otherwise), to which the Operating Partnership is a party or the consent or approval of the Corporation is required, the result of which is that either
     (1) any Person or Group other than the Related Parties becomes the Beneficial Owner, directly or indirectly, of Units which represent 25% or more of the total percentage of limited partnership interests therein or
     (2) the Beneficial Owners of limited partnership interests therein immediately prior to the transaction beneficially own less than 75% of the total percentage of limited partnership interests therein then outstanding immediately after such transaction or series of related transactions.

          (ii) "PERSON" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

          (iii) "GROUP" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

          (iv) "BENEFICIAL OWNER" shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable. "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have the correlative meanings.

          (v) "UNITS" shall mean the units into which partnership interests in the Operating Partnership are divided, and as the same may be adjusted, as provided in the limited partnership agreement of the Operating Partnership (the "Operating Partnership Agreement").

     C. ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     D. NUMBER AND TERMS OF DIRECTORS. The Corporation shall have a Board of Directors initially consisting of five (5) directors. Thereafter, the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors; PROVIDED, HOWEVER, that in no event shall the number of directors exceed eleven (11) or be less than the minimum number required by the DGCL. A director need not be a stockholder of the Corporation.

     The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be ______________; the initial Class II Directors of the Corporation shall be
____________________________; and the initial Class III Directors of the Corporation shall be _________________________________. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section
(C).

     During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

     E. REMOVAL OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to remove any director whom such holders have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at a meeting of the stockholders called for that purpose. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director, shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

     F. VACANCIES. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; PROVIDED, HOWEVER, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

                                  ARTICLE VII

                            LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or

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omissions occurring before such repeal or modification of a person who has served as a director prior to, or is then serving as a director at the time of, such repeal or modification.

                                 ARTICLE VIII

                          MAINTENANCE OF REIT STATUS

     For so long as the Board of Directors deems the maintenance of REIT status to be in the best interests of the Corporation, the Corporation shall seek to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.

                                  ARTICLE IX

                              AMENDMENT OF BYLAWS

     A. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

     B. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or at any special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.


                                   ARTICLE X

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

     No amendment or repeal of this Certificate shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, then in addition to any other vote

                                       23
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of the holders of voting stock that is required by this Certificate or by law, the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Certificate (except that in each case only a majority rather than two-thirds shall be needed if the Board of Directors recommends that stockholders approve such amendment or repeal); PROVIDED, HOWEVER, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI, Article VII, Article IX or Article X of this Certificate.

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